                                     EXHIBIT 21

                             SUBSIDIARIES OF REGISTRANT


                                                       Place of Incorporation
                Name                                         Or Organization
               ------                                 -------------------------
Thomas & Betts Corporation                                       Tennessee
     DCP Holding Corp.                                           Delaware
          Diamond Communication Products, Inc.                   Delaware
     Electroline Manufacturing Company                           Ohio
     FL Amelec, Inc.                                             Texas
          American Electric de Mexico, S.A. de C.V.              Mexico
          Thomas & Betts Monterrey S.A. de C.V.                  Mexico
     Thomas & Betts Export, Inc.                                 Barbados
     Thomas & Betts International, Inc.                          Delaware
          Amerace Corporation                                    Delaware
          Augat Inc.                                             Massachusetts
               Augat Communication Products Inc.                 Washington
               Augat Europe, Inc.                                Delaware
               Augat Pty. Limited                                Australia
               Augat Realty, Inc.                                Massachusetts
               Augat, SA de CV                                   Mexico
               Augat Wiring Systems Inc.                         Alabama
               Elastomeric Technologies Inc.                     Pennsylvania
               LRC Electronics, Inc.                             New York
          Dutch L.P., Inc.                                       Delaware
          Thomas & Betts A Ltd.                                  Israel
          Thomas & Betts Asia Investments                        Japan
          Thomas & Betts Caribe, Inc.                            Delaware
          Thomas & Betts Europe, Inc.                            Delaware
               Thomas & Betts Europe C.V.                        The Netherlands
               Thomas & Betts Netherlands B.V.                   The Netherlands
                    Augat A.G.                                   Switzerland
                    Augat GmbH                                   Germany
                         Augat Components GmbH                   Germany
                         Reznor Lufttechnik GmbH                 Germany
                         Thomas & Betts GmbH                     Germany
                    Augat Mfg. SA                                Switzerland
                    Augat Srl                                    Italy
                    Reznor Europe N.V.                           Belgium
                    Thomas & Betts AB                            Sweden
                    Thomas & Betts Benelux B.V.B.A.              Belgium
                    Thomas & Betts Euro Distribution S.A.        Belgium
                    Thomas & Betts Euro Service Centre B.V.B.A.  Belgium


                                        EX-21-1

                                     EXHIBIT 21

                                                       Place of Incorporation
                Name                                         Or Organization

                    Thomas & Betts European Centre B.V.B.A.      Belgium
                    Thomas & Betts France                        France
                         Augat S.A.                              France
                    Thomas & Betts Holdings (U.K.) Limited       United Kingdom
                         Augat Limited                           United Kingdom
                              Augat AB                           Sweden
                         Reznor Limited                          United Kingdom
                         Thomas & Betts Limited                  United Kingdom
                    Thomas & Betts Hungary Kft.                  Hungary
                    Thomas & Betts (Luxembourg) S.A.             Luxembourg
                    Thomas & Betts S.p.A.                        Italy
          Thomas & Betts Hong Kong, Limited                      Hong Kong
          Thomas & Betts Investments Ltd.                        Canada
          Thomas & Betts Japan, Ltd.                             Japan
          Thomas & Betts (Malaysia) Sdn. Bhd.                    Malaysia
          Thomas y Betts de Mexico S. de R.L. de C.V.            Mexico
          Thomas & Betts Pty. Limited                            Australia
          Thomas & Betts (S.E. Asia) Pte Ltd.                    Singapore
               Augat Pte Limited                                 Singapore
     Thomas & Betts, Limited                                     Canada
          T&B Commander Electrical Materials Inc.                Canada
          Thomas & Betts (Ontario) Ltd.                          Canada
          Thomas & Betts-Photon Systems Inc.                     Canada
     Thomas & Betts Puerto Rico Corporation                      Delaware



    All subsidiaries are included in the consolidated financial statements.


                                        EX-21-2